     As filed with the Securities and Exchange Commission on July 30, 1997

                                                      Registration No. 333-11573
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                           TO REGISTRATION STATEMENT
                                  ON FORM S-4
                                     Under
                          THE SECURITIES ACT OF 1933

                             ---------------------

                           BELL ATLANTIC CORPORATION
               (Exact name of issuer as specified in its charter)

            Delaware                                     23-2259884
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation of organization)

                               1717 Arch Street
                       Philadelphia, Pennsylvania 19103
                                (215) 963-6000
                   (Address of principal executive offices)


                   NYNEX CORPORATION 1984 STOCK OPTION PLAN
                   NYNEX CORPORATION 1990 STOCK OPTION PLAN
            NYNEX CORPORATION 1992 NON-MANAGEMENT STOCK OPTION PLAN
              NYNEX CORPORATION 1992 MANAGEMENT STOCK OPTION PLAN
                   NYNEX CORPORATION 1995 STOCK OPTION PLAN
                           (Full title of the plans)

                            P. Alan Bulliner, Esq.
                           Bell Atlantic Corporation
                               1717 Arch Street
                       Philadelphia, Pennsylvania 19103
                    (Name and address of agent for service)

                                (215) 963-6000
         (Telephone number, including area code, of agent for service)

                            -----------------------
                                   Copy to:
                            James W. McKenzie, Jr.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                    Philadelphia, Pennsylvania  19103-6993
                                (215) 963-4852



* See Explanatory Note following this cover page

                               EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 relates to shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 (No. 333-11573) to which this is an amendment, that will not be issued in the Merger described in the Form S-4 and that are issuable with respect to the plans referred to on the cover page. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto. In addition, the Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Registrant's annual report for the fiscal year ended December 31, 1996 (Form 10-K), Commission File No. 1-8606, filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The Registrant's Quarterly Report (Form 10-Q) for the quarterly period ended March 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (d) The description of the Registrant's Common Stock contained in the Form S-4, including all amendments and reports updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article 7 of the Amended Bell Atlantic Charter makes mandatory the indemnification expressly authorized under the DGCL, except that the Amended Bell Atlantic Charter only provides for indemnification in derivative actions, suits or proceedings by a director or officer if the initiation of such action, suit or proceeding was authorized by the Board of Directors.

         Pursuant to Section 7.8 of the Merger Agreement, Bell Atlantic has agreed for a period of six years following the Effective Time to (a) cause NYNEX to maintain in effect the provisions regarding indemnification of officers and directors contained in the NYNEX Charter and Bylaws and the charters and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of NYNEX and its subsidiaries, (b) maintain in effect and cause NYNEX to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause NYNEX to indemnify the directors and officers of Bell Atlantic and NYNEX respectively, to the fullest extent permitted under their respective charters and bylaws and applicable law. In addition, Bell Atlantic has agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of NYNEX under its indemnification arrangements.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                                 Exhibit
------                                 -------

5                Opinion of James R. Young, Esq., Vice President-General Counsel
                 of Bell Atlantic. (Previously filed).
23(a)            Consent of Coopers & Lybrand L.L.P. (Incorporated by reference to Exhibit 23 to the Annual Report on Form 10-K for the year ended December 31, 1996).
23(c)            Consent of James R. Young (Included in Exhibit 5).

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-11573 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on July 25, 1997.

                                      BELL ATLANTIC CORPORATION



                                      By:   /s/ William O. Albertini
                                            ------------------------------------
                                            William O. Albertini
                                            Executive Vice President and Chief
                                            Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-11573 on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                             Title                                  Date
               ---------                             -----                                  ----

                  *                           Director                                 July 25, 1997
------------------------------------------
William W. Adams


/s/ William O. Albertini                      Director, Executive Vice                 July 25, 1997
------------------------------------------      President and Chief Financial
William O. Albertini                            Officer (Principal Financial
                                                Officer)


                  *                           Director and Vice Chairman               July 25, 1997
------------------------------------------
Lawrence T. Babbio, Jr.


                  *                           Director                                 July 25, 1997
------------------------------------------
Thomas E. Bolger


                  *                           Director                                 July 25, 1997
------------------------------------------
Frank C. Carlucci


                  *                           Director and Vice Chairman               July 25, 1997
------------------------------------------
James G. Cullen


                  *                           Director                                 July 25, 1997
------------------------------------------
James H. Gilliam, Jr.

               Signature                             Title                                  Date
               ---------                             -----                                  ----

                  *                           Director                                 July 25, 1997
------------------------------------------
Thomas H. Kean


                  *                           Director                                 July 25, 1997
------------------------------------------
John F. Maypole


                  *                           Director                                 July 25, 1997
------------------------------------------
Joseph Neubauer


                  *                           Director                                 July 25, 1997
------------------------------------------
Thomas H. O'Brien


                  *                           Director                                 July 25, 1997
------------------------------------------
Eckhard Pfeiffer


                  *                           Director                                 July 25, 1997
------------------------------------------
Rozanne L. Ridgway


                  *                           Director, Chairman and Chief             July 25, 1997
------------------------------------------       Executive Officer (Principal
Raymond W. Smith                                 Executive Officer)


                  *                           Vice President-Finance and               July 25, 1997
------------------------------------------       Controller (Principal
Doreen A. Toben                                  Accounting Officer)


                  *                           Director                                 July 25, 1997
------------------------------------------
Shirley Young


*By:      /s/ William O. Albertini                                                     July 25, 1997
          --------------------------------
          William O. Albertini
          Attorney-in-fact


                                      S-2